SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 20, 2002

                        Franklin Street Properties Corp.
        (formerly known as Franklin Street Partners Limited Partnership)
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               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
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                  State or Other Jurisdiction of Incorporation)

        000-32615                                     04-3578653
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    (Commission File Number)               (I.R.S. Employer Identification No.)

     401 Edgewater Place
     Suite 200
     Wakefield, MA                                    01880-6210
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(Address of Principal Executive Offices)              (Zip Code)

                                 (781) 557-1300
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              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events

Director Resignations and Appointment of New Directors

      On May 20, 2002, William W. Gribbell resigned as a director of Franklin Street Properties Corp. (the "Company"). Mr. Gribbell's resignation was not a result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Board of Directors of the Company has elected Barry Silverstein as a Class II director of the Company, to fill the vacancy created by Mr. Gribbell's resignation and to serve until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

      Also on May 20, 2002, R. Scott MacPhee resigned as a director of Franklin Street Properties Corp. Mr. MacPhee's resignation was not a result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Board of Directors of the Company has elected Dennis McGillicuddy as a Class I director of the Company, to fill the vacancy created by Mr. MacPhee's resignation and to serve until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FRANKLIN STREET PROPERTIES CORP.


Date: May 23, 2002                  By: /s/ George J. Carter
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                                    George J. Carter
                                    President and Chief Executive Officer